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                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of January 2, 1998 between SMARTALK TELESERVICES, INC., a California corporation (the "Company") and JACK FEINGOLD (the "Executive"); and

     WHEREAS, the parties hereto wish to enter into an employment agreement to employ the Executive as the Senior Vice President--Sales of the Company and to set forth certain additional agreements between the Executive and the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:

     1.   Term.
          ----

     The Company will employ the Executive, and the Executive will serve the Company, under the terms of this Agreement for an initial term of three years (the "Initial Term"), commencing on the date hereof (the "Effective Date"). Effective as of the expiration of the Initial Term and as of each anniversary date thereof, the term of this Agreement shall be extended for an additional one-year period unless, not later than three months prior to each such respective date, either party hereto shall have given notice to the other that the term shall not be so extended. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, as provided in
Section 4 hereof. The term of this Agreement, as in effect from time to time in accordance with the foregoing, shall be referred to herein as the "Term". The period of time between the Effective Date and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

     2.   Employment.
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     (a)  Positions and Reporting. The Company hereby employs the Executive for
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the Employment Period as its Senior Vice President--Sales on the terms and conditions set forth in this Agreement.

     (b)  Authority and Duties.  The Executive shall exercise such authority,
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perform such executive duties and functions and discharge such responsibilities as are reasonably associated with the Executive's positions, commensurate with the authority vested in the Executive pursuant to this Agreement and consistent with the bylaws of the Company. During the Employment Period, the Executive shall devote full business time, skill and efforts to the business of the Company. Notwithstanding the foregoing, the Executive may (i) make and manage personal business investments of his choice and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining

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approval by the Board of Directors of the Company (the "Board"), provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder and (ii) with the approval of the Board, serve on the boards of directors of other corporations.

          3.  Compensation and Benefits.
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         (a) Salary. During the Employment Period, the Company shall pay to the
Executive, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the rate $175,000 per annum, payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company (the "Base Salary"). Such Base Salary shall be subject to review each year for possible increase by the Board in its sole discretion, but shall in no event be decreased from the levels set forth above during the Initial Term, or from its then-existing level during the Employment Period.

         (b) Annual Bonus. The Executive shall earn bonus amounts in the form of
             ------------
cash and stock awards based upon the satisfaction of performance criteria that will be established by a committee of the Board (the "Compensation Committee") in its discretion and upon consultation with the Executive at the beginning of each year, subject to the approval of the Board. Such criteria for the first year is set forth on Schedule A hereto. Performance criteria will include corporate performance goals consistent with the Company's business plan for the year, as well as individual objectives for the Employee's performance that are separate from, but are consistent with, the Company's business plan. The final determinations as to the actual corporate and individual performance against the pre-established goals and objectives, and the amounts of any additional bonus payout in relationship to such performance, shall be made by the Compensation Committee in its sole discretion. Executive's bonus shall be paid to Executive at such time as other executive bonuses are paid.

         (c) Other Benefits. During the Employment Period, the Executive shall
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receive such other life insurance, pension, disability insurance, health insurance, holiday, vacation and sick pay benefits and other benefits which the Company extends, as a matter of policy, to its executive employees and, except as otherwise provided herein, shall be entitled to participate in all deferred compensation and other incentive plans of the Company on the same basis as other like employees of the Company. Without limiting the generality of the foregoing, the Executive shall be entitled to three (3) weeks vacation during each year of the Employment Period, which shall be scheduled in the Executive's discretion, subject to and taking into account the business exigencies of the Company. Unused vacation may be accrued up to a maximum of four (4) weeks of unused vacation, and thereafter the Executive shall cease to accrue vacation thereafter until used.

        (d)  Business Expenses. During the Employment Period, the Company shall
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promptly reimburse the Executive for all documented reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, in accordance with the Company's policies and standards of similar or comparable companies.

        (e) Stock Options. Concurrently with the execution of this Agreement, the Company and Executive will enter into a Stock Option Agreement, attached hereto as Exhibit
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A, pursuant to which the Company shall grant to the Executive an option to purchase up to one hundred thousand (100,000) shares of common stock of the Company on the terms and conditions set forth therein.

     (f) Moving Bonus. The Company shall pay to the Executive one hundred
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thousand dollars ($100,000) as a moving bonus as follows: fifty thousand dollars
($50,000) upon Executive's commencement of his duties at the Company and fifty thousand dollars ($50,000) at such time as Executive shall sign a contract to purchase a house in or about Columbus, Ohio. Such amounts shall be earned by Executive pro rata over the first year of the Employment Period. Should
Executive cease to be employed during the first year of the Employment Period (other than a termination for good reason or without cause, as such terms are defined below), Executive shall promptly remit any unearned portion of this moving bonus.

     (g) Car Allowance. The Company shall pay to Executive as an automobile
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allowance the sum of $600 per month during the Employment Period in lieu of any other provision for an automobile, insurance, maintenance, gasoline and expenses.

     4. Termination of Employment.
        -------------------------

     (a) Termination for Cause. The Company may terminate the Executive's
         ---------------------
employment hereunder for cause. For purposes of this Agreement and subject to the Executive's opportunity to cure as provided in Section 4(c) hereof, the Company shall have "cause" to terminate the Executive's employment hereunder if Executive shall commit any of the following:

         (i) any act or omission which shall represent a material breach in any material respect of any of the terms of this Agreement;

         (ii) gross misconduct that, in the reasonable good faith opinion of the Company that is or is likely to be significantly injurious to the Company;

         (iii) gross negligence or wanton and reckless acts or omissions in the performance of Executive's duties, in any such case which are to the material detriment of the Company;

         (iv) bad faith in the performance of Executive's duties, consisting of willful acts or omissions, to the material detriment of the Company;

         (v)   addiction to illegal drugs or chronic alcoholism; or

         (vi) any conviction or pleading of guilty to a crime that constitutes a felony under the laws of the United States or any political subdivision thereof.

     (b) Termination for Good Reason. The Executive shall have the right at any
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time to terminate his employment with the Company for any reason. For purposes of this Agreement and subject to the Company's opportunity to cure as provided in Section 4(c)
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hereof, the Executive shall have "good reason" to terminate his employment hereunder if such termination shall be the result of:

               (i) a diminution during the Employment Period in the Executive's title, duties, reporting relationship or responsibilities as set forth in Section 2 hereof;

               (ii) a breach by the Company of the compensation and benefits provisions set forth in Section 3 hereof;

               (iii) a material breach by the Company of any material terms of this Agreement.

          (c)  Notice and Opportunity to Cure. Notwithstanding the foregoing, it
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shall be a condition precedent to the Company's right to terminate the
Executive's employment for "cause" and the Executive's right to terminate his employment for "good reason" that (1) the party seeking the termination shall first have given the other party written notice stating with specificity the reason for the termination ("breach") and (2) if such breach is susceptible of cure or remedy, a period of 30 days from and after the giving of such notice shall have elapsed without the breaching party having effectively cured or remedied such breach during such 30-day period, unless such breach cannot be cured or remedied within 30 days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed 30 days) provided the breaching party has made and continues to make a diligent effort to effect such remedy or cure.

          (d)  Termination Upon Death or Permanent and Total Disability. The
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Employment Period shall be terminated by the death of the Executive. The
Employment Period may be terminated by the Company if the Executive shall be rendered incapable of performing his duties to the Company by reason of any medically determined physical or mental impairment that reasonably can be expected to cause the Executive's continued incapacity to perform his duties for a period of six or more consecutive months from the first date of the disability ("Disability"). In the event of a dispute as to whether the Executive is impaired within the meaning of this Section 4(d), or as to the likely duration of any incapacity of the Executive either party may request a medical examination of the Executive by a doctor appointed by the Chief of Staff of a hospital selected by mutual agreement of the parties, or as the parties may otherwise agree, and the written medical opinion of such doctor shall be conclusive and binding upon the parties. The cost of such examination shall be borne by the Company. If the Employment Period is terminated by reason of Disability of the Executive, the Company shall give 30-days' advance written notice to that effect to the Executive.

          5.   Consequences of Termination.
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          (a)  Termination Without Cause or for Good Reason. In the event of
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termination of the Executive's employment hereunder by the Company without
"cause" (other than upon death or Disability) or by the Executive for "good reason" (each as defined in Section 4 hereof), the Executive shall be entitled to the following severance pay and benefits:

               (i)    Severance Pay - a lump sum amount equal to the Executive's
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     annual Base Salary;

             (ii) Benefits Continuation - continuation for six (6) months (the
                  ---------------------
     "Severance Period") of coverage under the group medical care, disability and life insurance benefit plans or arrangements in which the Executive is participating at the time of termination with the Company continuing to pay its share of premiums and associated costs as if Executive continued in the employ of the Company; provided, however, that the Company's obligation to provide such coverages shall be terminated if the Executive obtains comparable substitute coverage from another employer at any time during the Severance Period. The Executive shall be entitled, at the expiration of the Severance Period, to elect continued medical coverage in accordance with
     Section 4980B of the Internal Revenue Code of 1986, as amended (or any successor provision thereto); and

             (iii) Pro Rata Bonus Amounts - a lump sum amount equal to the pro
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     rata portion of any guaranteed bonus amounts.

         (b) Termination Upon Disability. In the event of termination of the
             ---------------------------
Executive's employment hereunder by the Company on account of Disability, the Executive shall be entitled to the following severance pay and benefits:

             (i) Severance Pay - severance payments in the form of continuation of the Executive's Base Salary as in effect immediately prior to such termination for a period of six (6) months following the first date of
     Disability:

         (ii) Benefits Continuation - the same benefits as provided in Section
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     5(a)(ii) above, to be provided during the Employment Period while the
     Executive is suffering from Disability and for a period of six (6) months following the effective date of termination of employment by reason of Disability.

         In addition to the foregoing, the Company shall remit to the Executive any benefits received by the Company, as beneficiary, pursuant to any additional disability insurance policy which was maintained by the Executive prior to his employment with the Company.

         (c) Termination Upon Death. In the event of termination of the
             ----------------------
Executive's employment hereunder on account of the Executive's death, the Executive's heirs, estate or personal representatives under law, as applicable, shall be entitled to the payment of the Executive's Base Salary as i effect immediately prior to death for a period of not less than two calendar months and not more than the earlier of six calendar months or the payment of benefits pursuant to the Executive's life insurance policy, as provided for in Section 3(c) above. The Executive's beneficiary or estate shall not be required to remit to the Company any payments received pursuant to any life insurance policy purchased pursuant to Section 3(c) above.

         (d) Other Termination. In the event of termination of the Executive's
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employment hereunder for any reason other than those specified in subsection (a)
through (c)
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of this Section 5, the Executive shall not be entitled to any severance pay or benefits continuation contemplated by the foregoing, except as may otherwise be provided under the applicable benefit plans or award agreements relating to the Executive.

          (e)  Accrued Rights.  Notwithstanding the foregoing provisions of this
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Section 5, in the event of termination of the Executive's employment hereunder for any reason, the Executive shall be entitled to payment of any unpaid portion of his Base Salary through the effective date of termination, and payment of any accrued but unpaid rights solely in accordance with the terms of any incentive bonus or employee benefit plan or program of the Company.

          (f)  Conditions to Severance Benefits.  (i) The Company shall have the
               --------------------------------
right to seek repayment of the severance payments and benefits provided by this
Section 5 in the event that the Executive fails to honor in accordance with their terms the provisions of Sections 6, 7 and 8 hereof.

          (ii) For purposes only of this Section, Employee shall be treated as having failed to honor the provisions of Sections 6, 7 and 8 hereof only upon the vote of two-thirds of the Board following notice of the alleged failure by the Company to the Executive, an opportunity for the Executive to cure the alleged failure for a period of 30 days from the date of such notice and the Executive's opportunity to be heard on the issue by the Board.


          6.  Confidentiality.  The Executive agrees that he will not at any
              ---------------
time during the Employment Period or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company, including, without limiting the generality of the foregoing, the techniques, methods or systems of its operation or management, any information regarding its financial matters, or any other material information concerning the business of the Company (including customer lists), its manner of operation, its plans or other material data (the "Business"). The provisions of this Section 6 shall not apply to (i) information disclosed in the performance of the Executive's duties to the Company based on his good belief that such a disclosure is in the best interests of Company; (ii) information that is, at the time of the disclosure, public knowledge; (iii) information disseminated by the Company to third parties in the ordinary course of business;
(iv) information lawfully received by the Executive from a third party who, based upon inquiry by the Executive, is not bound by a confidential relationship to the Company; or (v) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.


          7.  Inventions.  The Executive is hereby retained in a capacity such
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that the Executive's responsibilities may include the making of technical and managerial contributions of value to Company. The Executive hereby assigns to Company all rights, title and interest in such contributions and inventions made or conceived by the Executive alone or jointly with others during the Employment Period which relate to the Business. This assignment shall
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include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and (c) the right to obtain copyright, trademark or trade name protection for any such work product. The Executive shall promptly and fully disclose all such contributions and inventions to Company and assist Company in obtaining and protecting the rights therein (including patents thereon), in any and all countries; provided, however, that said contributions
                                    --------  -------
and inventions will be the property of Company, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. Inventions conceived by the Executive which are not related to the Business, will remain the property of the Executive.

          8.  Non-Competition. (i) The Executive agrees that he shall not during
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the Employment Period and for a period of one (1) year thereafter, without the approval of the Board, directly or indirectly, alone or as partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within the United States. For purposes of the foregoing, the term "Competitive Business" shall mean any business directly involved in prepaid telecommunications services industry. Notwithstanding the foregoing, the Executive shall not be prohibited during the noncompetition period applicable above from acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly-held company. During the period that the above noncompetition restriction applies, the Executive shall not, without the written consent of the Company, solicit any employee who is under contract with the Company or any current or future subsidiary or affiliate thereof to terminate his or her employment; nor shall the Executive solicit employees for any enterprise that competes with Company; but shall have the right to solicit employees not under contract with the Company for an enterprise that does not compete with the Company.

          9.  Breach of Restrictive Covenants. The parties agree that a breach
              -------------------------------
or violation of Sections 6, 7 or 8 hereof will result in immediate and irreparable injury and harm to the innocent party, and that such innocent party shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of the obligations hereunder.

          10. Notice. For the purposes of this Agreement, notices, demands and
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all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          (a) If to the Company, to:

              Attn: David Hamburger
              General Counsel
              SmarTalk TeleServices, Inc.

         1640 South Sepulveda Blvd., Suite 500
         Los Angeles, CA 90025

     (b) If to the Executive, to:

         Jack Feingold

or to such other respective addresses as the parties hereto shall designate to the other by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.

     11. Arbitration; Legal Fees. Except as provided in Section 9 hereof, any
         -----------------------
dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Columbus, Ohio in accordance with the rules of the American Arbitration Association then in effect. Judgement may be entered on the arbitrator's award in any court having jurisdiction.

     12. Waiver of Breach. Any waiver of any breach of this Agreement shall not
         ----------------
be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Executive or of the Company.

     13. Non-Assignment; Successors. Neither party hereto may assign his or its
         --------------------------
rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that: (i) this Agreement
                                    --------  -------
shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Executive to the extent of any payments due to them hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence.

     14. Withholding of Taxes. All payments required to be made by the Company
         --------------------
to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

     15. Severability. To the extent any provision of this Agreement or portion
         ------------
thereof shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     16.  Payment. All amounts payable by the Company to the Executive under
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this Agreement shall be paid promptly on the dates required for such payment in this Agreement without notice or demand. Any salary, benefits or other amounts paid or to be paid to Executive or provided to or in respect of the Executive pursuant to this Agreement shall not be reduced by amounts owing from Executive to the Company.

     17.  Authority. Each of the parties hereto hereby represents that each has
          ---------
taken all actions necessary in order to execute and deliver this Agreement and the Stock Option Agreement attached hereto as Exhibit A.

     18.  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     19.  Governing Law. This Agreement shall be construed, interpreted and
          -------------
enforced in accordance with the laws of the State of Ohio, without giving effect to the choice of law principles thereof.

     20.  Entire Agreement. This Agreement constitutes the entire agreement by
          ----------------
the Company and the Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of ______, 1998.


                                                    SMARTALK TELESERVICES, INC.


                                                    ----------------------------
                                                    By: Erich L. Spangenberg
                                                    Its: Chief Executive Officer



                                                    ----------------------------
                                                            Jack Feingold